Payment Date:  10/25/97

                          COUNTRYWIDE HOME LOAN, INC.
                    ASSET-BACKED CERTIFICATES, SERIES 1997-2

                                                                             Current Payment Information
Class Information

                         Beginning          Pass Thru    Principal     Interest       Total         Ending Certificate
Class Code       Name    Cert. Bal.            Rate      Dist. Amt.    Dist. Amt.     Dist.              Balance
----------       ----    ----------         ---------    ----------    ----------     -----         ------------------
                 A-1     170,643,543.07     5.927500%    2,461,353.05  899,101.87     3,360,454.91  168,182,190.02
                  R                0.00      N/A           N/A               0.00             0.00            0.00
Totals            -      170,643,543.07       -          2,461,353.05  899,101.87     3,360,454.91  168,182,190.02


Class Information   Original Certificate Information               Factors per $1,000

                    Original       Pass Thru    Cusip      Principal      Interest     Ending
  Type    Name      Cert. Bal.       Rate       Numbers      Dist.          Dist.      Cert. Bal
  ----    ----      ----------     ---------    -------    ---------      --------     ----------
Floater   A-1     178,026,096.00   5.927500%    126671AJ5   13.82579915   5.05039367   944.70526400
Fixed      R                0.00    N/A          N/A         0.00000000   0.00000000     0.00000000
Totals     -      178,026,096.00     -            -         13.82579915   5.05039367   944.70526400





COUNTRYWIDE HOME LOAN, INC.
ASSET-BACKED CERTIFICATES, SERIES 1997-2


COLLATERAL INFORMATION
----------------------

Beginning Pool Balance                               172,071,679.12
Scheduled Principal Payment                               96,662.07
Prepayment Amount                                      2,026,918.89
Ending Pool Balance                                  169,948,098.16

Subordinated Increase Amount                             318,383.22
Required Subordinated Amount                           4,895,717.65
Subordination Deficit Amount                                   0.00


OTHER INFORMATION
-----------------

Class A Carry-Forward Amount                              19,388,87
Class A Insured Payment                                        0.00
Class A Basis Risk Carry-Forward Amount paid                   0.00
Class A Basis Risk Carry Forward Amount remained               0.00


TOTAL REO INFORMATION
---------------------

Total Number of REO Properties                                    0
Total Principal Balance of REO Properties                      0.00


NEW REO INFORMATION
-------------------

Loan Number        Stated Principal Balance
-----------        ------------------------
                   0                  0.00
                   0                  0.00
                   0                  0.00

FEES & ADVANCES
---------------

Monthly master servicer fees paid                     69,428.65
Advances included in this distribution                36,837.67


LIQUIDATION / LOSS INFORMATION
------------------------------

Loan Number              Ending Stated Balance    Realized Losses
-----------              ---------------------    ---------------
     0                                    0.00              0.00
     0                                    0.00              0.00
     0                                    0.00              0.00


Total realized losses (this period)       0.00
Cumulative losses (from Cut-Off)          0.00

DELINQUENCY INFORMATION
-----------------------

    Period          Loan Count    Ending Stated Balance
    ------          ----------    ---------------------
    30 days                 44             3,444,690.65
    60 days                 10               681,422.81
90 or more days              2               101,200.00
  Foreclosure                9               620,917.44
    Totals                  65             4,848,230.90